Exhibit 99.1

Universal Display Contact:

Darice Liu

investor@oled.com

media@oled.com

+1 609-964-5123

Universal Display Corporation to Present at Needham Growth Conference

Ewing, New Jersey – January 10, 2023 - Universal Display Corporation (Nasdaq: OLED), enabling energy-efficient displays and lighting with its UniversalPHOLED® technology and materials, announced that Steve Abramson, President and CEO, and Brian Millard, Vice President and CFO, will present at the 25th Annual Needham Growth Conference this afternoon. During today’s 1:30 PM ET fireside chat, Universal Display management will discuss the Company’s growth prospects, the status of the phosphorescent blue program, the recent announcement of the Company’s long-term agreements with Samsung Display, and reaffirm its 2022 revenue guidance range of $600 million, plus or minus $10 million.

“We believe that the long-term growth path of the OLED industry remains robust, though near-term demand may fluctuate due to uncertainties in the macroeconomy. As we look to 2024, we expect it to be a pivotal year for the OLED industry and for us,” said Abramson. “With respect to blue, our development of a commercial phosphorescent blue emissive system remains on schedule and we met preliminary phosphorescent blue target specifications in 2022. We continue to believe that this excellent progress should enable the introduction of our all-phosphorescent RGB stack into the commercial market in 2024.”

A live and archived audio webcast of the investor presentation will be available on the events page of the Company's Investor Relations website at ir.oled.com.

About Universal Display Corporation

Universal Display Corporation (Nasdaq: OLED) is a leader in the research, development and commercialization of organic light emitting diode (OLED) technologies and materials for use in display and solid-state lighting applications. Founded in 1994 and with subsidiaries and offices around the world, the Company currently owns, exclusively licenses or has the sole right to sublicense more than 5,500 patents issued and pending worldwide. Universal Display licenses its proprietary technologies, including its breakthrough high-efficiency UniversalPHOLED® phosphorescent OLED technology that can enable the development of energy-efficient and eco-friendly displays and solid-state lighting. The Company also develops and offers high-quality, state-of-the-art UniversalPHOLED materials that are recognized as key ingredients in the fabrication of OLEDs with peak performance. In addition, Universal Display delivers innovative and customized solutions to its clients and partners through technology transfer, collaborative technology development and on-site training. To learn more about Universal Display Corporation, please visit https://oled.com/.

Universal Display Corporation and the Universal Display Corporation logo are trademarks or registered trademarks of Universal Display Corporation. All other company, brand or product names may be trademarks or registered trademarks.

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All statements in this document that are not historical, such as those relating to the projected adoption, development and advancement of the Company’s technologies, and the Company’s expected results and future declaration of dividends, as well as the growth of the OLED market and the Company’s opportunities in that market, are forward-looking financial statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Universal Display Corporation’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Universal Display Corporation’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled “Risk Factors” in Universal Display Corporation’s Annual Report on Form 10-K for the year ended December 31, 2021. Universal Display Corporation disclaims any obligation to update any forward-looking statement contained in this document.

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